Exhibit 10.24

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of April      , 2012 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”) having its principal place of business c/o Ares Management LLC, 2 North LaSalle Street, 9th Floor, Chicago, IL  60602, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies (collectively, “Beneficiary”).

RECITALS

Pursuant to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (the “Original Repurchase Agreement”) between Wells Fargo Bank, National Association (as “Buyer”) and ACRC Lender W LLC (“Seller”), as amended pursuant to Amendment No. 1 to Master Repurchase and Securities Contract between Buyer and Seller dated April      , 2012 (as further amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), Seller agreed to sell, from time to time, to Buyer certain Whole Loans and Senior Interests, each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein.

Pursuant to the terms of that certain Custodial Agreement, dated as of December 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Custodial Agreement”), by and between Wells Fargo Bank, National Association (“Custodian”), Buyer and Seller, Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement.  The Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Repurchase Documents”.

In connection with the execution and delivery by the parties thereto of the Original Repurchase Agreement, ACRC Holdings LLC, a Delaware limited liability company, (“Original Guarantor”) executed and delivered to Buyer a Guarantee Agreement dated as of December 14, 2011 (the “Original Guarantee”).

As a condition precedent to the Buyer’s entering into the amended Repurchase Agreement, (i) Beneficiary is releasing all claims against Original Guarantor under the Original Guarantee, and (ii) Guarantor is executing and delivering this Guarantee to Buyer.

In addition thereto, it is a condition to Buyer purchasing the Purchased Assets that Guarantor shall have executed and delivered this Guarantee in favor of Beneficiary with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; (d) any other obligations of Seller with respect to Buyer under each of the Repurchase Documents; and (e) if Interim Servicer is an Affiliate of either Seller or Guarantor, the timely delivery by Interim Servicer of Income into the Waterfall Account in accordance with the applicable provisions of the Repurchase Agreement including, without limitation, Section 5.01 thereof (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer as follows:

1.            Defined Terms.  Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

“Cash or Cash Equivalents”:  All unencumbered cash, together with any and all of the following, in each case to the extent owned by Guarantor or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United states or any State thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Debt Service”:  For any Test Period, the sum, determined on a consolidated basis, of (a) Interest Expense for Guarantor for such period, and (b) all regularly scheduled principal payments made with respect to Indebtedness of Guarantor and its Subsidiaries during such period, other than any voluntary prepayment or prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Indebtedness in full.

“Fixed Charge Coverage Ratio”:  With respect to Guarantor at any time, the EBITDA (as determined in accordance with GAAP) for the related Test Period, divided by the Fixed Charges for such Test Period.

“Fixed Charges”:  With respect to Guarantor at any time, the sum, determined on a consolidated basis, of (a) Debt Service, (b) all preferred dividends that Guarantor is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capital Lease Obligations paid or accrued during such period, (d) capital expenditures (if any), and (e) any amounts payable under any Ground Lease.

“Investment Securities”:  Any of the following, but only to the extent approved by Buyer in its sole discretion:

(a)          negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of less than one year;

(b)          negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of one to ten years; and

(c)          negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than ten years.

“Liquidity”:  With respect to Guarantor and any date, the total amount of (a) Cash or Cash Equivalents held by Guarantor, plus (b) the aggregate Market Value of all unencumbered Investment Securities of Guarantor, determined on a consolidated basis.

“Tangible Net Worth”:  With respect to Guarantor at any time, determined on a consolidated basis, all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of Guarantor, minus (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.

“Test Period”:  The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Total Assets”:  With respect to Guarantor and any date, an amount, determined on a consolidated basis, equal to the aggregate book value of all assets owned by Guarantor on a consolidated basis and the proportionate share of assets owned by all non-consolidated Subsidiaries of Guarantor, less (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with Guarantor or any Affiliate thereof, (b) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets), and (c) prepaid taxes and expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.

“Total Indebtedness”:  With respect to Guarantor and any date, all amounts of Indebtedness and Non-Recourse Indebtedness of Guarantor, on or as of such date, determined on a consolidated basis.

2.            Guarantee.  (a)  Guarantor hereby unconditionally and irrevocably guarantees to Beneficiary the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)             Notwithstanding anything herein to the contrary, but subject to clause (c) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed the sum of (x) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of Core Assets, (y) one-hundred percent (100%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of Flex Assets, and (z) one hundred percent (100%) of all of the Obligations described in clause (e) of the definition thereof.

(c)          Notwithstanding the foregoing, the limitation on recourse liability as set forth in both of clauses (x) and (y) of subsection (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations shall be fully recourse to Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:

(i)            a voluntary bankruptcy or insolvency proceeding is commenced by Seller under the U.S. Bankruptcy Code or any similar federal or state law;

(ii)           an involuntary bankruptcy or insolvency proceeding is commenced against Seller, or Guarantor in connection with which Seller, Guarantor or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; or

(iii)          fraud or intentional misrepresentation by Seller, Guarantor,  or any other Affiliate of Seller or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement.

(d)          In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in both of clauses (x) and (y) of subsection (b) above, Guarantor shall be liable for any losses, costs, claims, expenses or other liabilities incurred by Buyer arising out of or attributable to the following items:

(i)            any material breach of the separateness covenants set forth in Article 9 of the Repurchase Agreement; and

(ii)           any material breach of any representations and warranties by Guarantor contained in any Repurchase Document and any material breach by Seller or Guarantor, or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Seller’s or Guarantor’s properties or any of the Purchased Assets.

(e)          Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Documents.

(f)           Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Beneficiary in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee.  This Guarantee shall remain in full force and effect until the Obligations are satisfied or paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(g)          No payment or payments made by Seller or any other Person or received or collected by Beneficiary from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(h)          Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Beneficiary on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3.            Subrogation.  Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Obligations with respect to such payment; provided that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Buyer under the Repurchase Documents or any related documents have been paid in full; and further provided that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents.

4.            Amendments, etc. with Respect to the Obligations.  Until the Obligations shall have been paid or performed in full, and subject to the provisions of Section 11 of this Guarantee, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase

Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.            Guarantee Absolute and Unconditional.  (a)  Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.  Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Beneficiary, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Guarantor with respect to the Obligations.  This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Beneficiary, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Beneficiary, (iii) any requirement that Beneficiary exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against Guarantor, Beneficiary may, but shall be under no obligation, to pursue such rights and remedies that Beneficiary may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Beneficiary to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Beneficiary against Guarantor.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Beneficiary, and its successors, endorsees, transferees and assigns, until all of the Obligations shall have been satisfied in full, notwithstanding any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents.

(b)        Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Beneficiary as follows:

(i)     Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Beneficiary which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller against any other guarantor, or against any other person or security.

(ii)    Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about each of Seller’s financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Beneficiary or any Beneficiary for any such information.  Absent a written request for such information by Guarantor to Beneficiary, Guarantor hereby waives the right, if any, to require Beneficiary to disclose to Guarantor any information which Beneficiary may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)   Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Beneficiary, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer or any Buyer, now or at any time and from time to time in the future.

6.               Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

7.               Payments.  Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

8.         Representations and Warranties.  Guarantor represents and warrants that:

(a)        Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b)        no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c)        this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)        the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e)        no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Guarantor, threatened by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby; and

(f)         except as disclosed in writing to Buyer prior to the date hereof, Guarantor has filed or caused to be filed all tax returns which, to the Knowledge of Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of Guarantor’s property and all other taxes, fees or other charges imposed on him or any of Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the Knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

9.         Covenants.

(a)        Total Indebtedness to Total Assets Ratio.  Guarantor shall not permit the ratio of its Total Indebtedness (excluding all Contingent Liabilities) to its Total Assets for any

Test Period (calculated on a consolidated basis) to be greater than 0.75 (seventy-five percent, 75%), with compliance to be tested as of the end of each Test Period.

(b)        Minimum Liquidity.  Guarantor shall not at any time permit its Liquidity to be less than the greater of (i) $20,000,000, or (ii) five percent (5%) of the Tangible Net Worth of Guarantor.

(c)        Fixed Charge Coverage Ratio.  Commencing with the calendar quarter ending on June 30, 2012, Guarantor shall not permit its Fixed Charge Coverage Ratio for any Test Period to be less than 1.50 to 1.00, with compliance to be tested as of the end of each Test Period.

(d)        Tangible Net Worth.  Guarantor shall not permit its Tangible Net Worth to be less than the sum of (i) $24,000,000, plus (ii) eighty percent (80%) of the total amount of all equity capital raised by Guarantor in connection with its initial public offering as a REIT within thirty (30) calendar days from the launch date of such initial public offering, plus (iii) eighty percent (80%) of the net proceeds (after the deduction of all related transaction costs) of all subsequent issuances of equity by Guarantor, with compliance to be tested as of the end of each Test Period.  Seller shall confirm the amount of Guarantor’s Tangible Net Worth as of the date of this Guarantee, in writing in a Compliance Certificate executed and delivered to Buyer on April     , 2012.

10.       Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.       Paragraph Headings.  The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.       No Waiver; Cumulative Remedies.  Buyer shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.       Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer or by telex or facsimile transmission from Buyer.  This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer, and their respective successors and assigns.  THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

14.       Notices.  Notices by Buyer to Guarantor may be given by mail, or by telecopy transmission, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed if prior to 5:00 p.m. local recipient time on a Business Day, and otherwise on the next succeeding Business Day.  Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.

15.       SUBMISSION TO JURISDICTION; WAIVERS.  EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)       SUBMITS FOR GUARANTOR AND GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER REPURCHASE DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)       AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING UNDER THIS GUARANTEE MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS, AS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW, WITH

RESPECT TO DELIVERIES SENT TO GUARANTOR, OR, WITH RESPECT TO DELIVERIES SENT TO BUYER, AT THE ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT, OR, IN EITHER CASE, AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

(D)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16.       Integration.  This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Buyer relative to the subject matter hereof not reflected herein.

17.       Acknowledgments.  Guarantor hereby acknowledges that:

(a)        Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)        neither Buyer nor any Beneficiary has any fiduciary relationship to Guarantor, and the relationship between Beneficiary and Guarantor is solely that of surety and creditor; and

(c)        no joint venture exists between or among any of Buyer, the Beneficiary, Guarantor and Seller.

18.       WAIVERS OF JURY TRIAL.  EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:
Name:
Title:

Address for Notices:

Ares Commercial Real Estate Corporation

c/o Ares Management LLC

2 North LaSalle Street, 9th Floor

Chicago, IL 60602

Attention:  Sharon L. Ephraim

Ares Commercial Real Estate Corporation

c/o Ares Management LLC

2 North LaSalle Street, 9th Floor

Chicago, IL 60602

Attention:  Legal Department

With a copy to:

David M. Stewart, Esq. (030205-0128)

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022